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                                                                     EXHIBIT 4.1

VA

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN
BOSTON, MA OR NEW YORK, NY

CUSIP 91819B 10 5
SEE REVERSE FOR CERTAIN ABBREVIATIONS

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF

VA LINUX SYSTEMS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of Corporation and the facsimile signatures of its duly authorized officers. Dated:

TREASURER

PRESIDENT AND CHIEF EXECUTIVE OFFICER



COUNTERSIGNED AND REGISTERED:
BankBoston, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE



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